[State Street Research Letterhead]

                                                                   June 27, 2003

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Dear Sir or Madam:

      On behalf of State Street Research Securities Trust, I am enclosing Form SE and the related exhibits to be incorporated by reference in the direct transmission of Form N-SAR for the year ended April 30, 2003.

                                   Sincerely,

                                   /s/ Jessica Temkin
                                   --------------------------------
                                   Jessica Temkin

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           FORM SE Dated June 27, 2003

Form N-SAR                          Year ended 04/30/03    811-8322
--------------------------------    -------------------    ---------------------
Report, Schedule or Statement of    Period of Report       SEC File No. of Form,
Which the Documents Are a Part      (If Appropriate)       Schedule or Statement

State Street Research Securities Trust                     918572
--------------------------------------------------         ---------------------
(Exact Name of Registrant As Specified in Charter)         Registrant CIK Number


--------------------------------------------------------------------------------
Name of Person Other than the Registrant Filing the Form, Schedule or Statement


             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation S-K, the applicable Form, Schedule or Statement.

                   SIGNATURES: Complete A or B, as Appropriate
                       See General Instructions to Form SE

A. Filings Made on Behalf of the Registrant: The Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts on the 27th day of June, 2003.


                                    State Street Research Securities Trust
                                    --------------------------------------
                                           (Name of Registrant)


                                By: /s/ Edward T. Gallivan, Jr.
                                    --------------------------------------
                                                (Signature)


                                    Edward T. Gallivan, Jr.
                                    --------------------------------------
                                               (Print Name)


                                    Assistant Treasurer
                                    --------------------------------------
                                                  (Title)


B. Filings Made by Persons Other Than the Registrant: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


----------------    ------------------------------------------------------------
    (Date)                                (Signature)


                    ------------------------------------------------------------
                    (Print the Name and Title of Each Person Who Signs the Form)

SEC 2082 (12-89)

                     State Street Research Securities Trust
                     --------------------------------------
                              (Name of Registrant)

                                    Form SF

                          Exhibit Index for Form N-SAR

Item 77.           B. Accountant's Report on Internal Control

                   C. Matters submitted to a vote of security holders

                   K. Changes in Registrant's certifying accountant

                   M. Mergers

Deloitte & Touche LLP
200 Berkeley Street
Boston, Massachusetts 02116

Tel:(617) 437-2000
Fax:(617) 437-2111
www.deloitte.com

                                                                        Deloitte
                                                                        & Touche
                                                                        [LOGO]

INDEPENDENT AUDITOR'S REPORT

To the Board of Trustees and Shareholders of State Street Research Securities Trust

In planning an performing our audit of the financial statements of the State Street Research Lange-Cap Analyst Fund (the "Fund"), a fund of the State Street Research Securities Trust (the "Trust"), for the year ended April 30, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of April 30, 2003.

This report is intended solely for the information and use of management, the Board of Trustees and Shareholders of the Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 16, 2003

--------
Deloitte
Touche
Tohmatsu
--------

Item 77: Attachments

SUB-ITEM 77C: Submission of matters to a vote of security holders

A Joint Special Meeting of Shareholders of the State Street Research Strategic Income Fund ("Strategic Income Fund"), a series of State Street Research Securities Trust, and the State Street Research High Income Fund ("High Income Fund"), a series of State Street Research Income Trust, was convened on March 7, 2003 ("Meeting"). The results of the Meeting for the Strategic Income Fund are set forth below.

                                                      Votes (millions of shares)
                                                      --------------------------
Action of Proposal                                   For       Against   Abstain
--------------------------------------------------------------------------------

For All Classes of Strategic Income Fund

To Approve or disapprove an Agreement and
Plan of Reorganization providing for the
acquisition of all the assets and liabilities
of the State Street Research Strategic Income
Fund by the State Street Research High Income
Fund ............................................     5.8        0.3       0.4

SUB-ITEM 77K: Changes in Registrant's certifying accountant

June 27, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Mr. Edward T. Gallivan, Assistant Treasurer of the State Street Research Securities Trust (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Trust's Form N-SAR report dated June 27, 2003. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,


PricewaterhouseCoopers LLP

                          [LOGO] State Street Research
                                 ---------------------
                                 & MANAGEMENT COMPANY

June 23, 2003

Mr. William Perkins, Partner
PricewaterhouseCoopers LLP
160 Federal Street
Boston, Massachusetts 02110

Dear Mr. Perkins:

On April 25, 2003, PricewaterhouseCoopers LLP resigned as the independent accountants for the Securities Trust ("the Trust") effective immediately.

In accordance with the requirements of item 304 of Regulation S-K, please provide us with a letter from your firm addressed to the Securities and Exchange Commission stating your agreement with the following:

1. On April 25, 2003, PricewaterhouseCoopers LLP resigned as the Trust's independent accountants.

2. PricewaterhouseCoopers LLP's reports on the Trust's financial statements for the years ended April 30, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

3. During the Trust's years ended April 30, 2002 and 2001, and through April 25, 2003, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements for such years.

A copy of your letter will be filed with the Securities and Exchange Commission along with this letter as an exhibit to the Trust's next Form N-SAR (in accordance with Item 77K of Form N-SAR).

Sincerely,


/s/ Edward T. Gallivan, Jr.

Edward T. Gallivan, Jr.
Assistant Treasurer

                  One Financial Center o Boston, MA 02111-2690
                                  617-357-1200

Item 77: Attachments

SUB-ITEM 77M: Mergers

On March 7, 2003, State Street Research High Income Fund became the surviving entity when it acquired the assets and liabilities of the State Street Research Strategic Income Fund (the "Acquired Fund") in exchange for shares of each class of the State Street Research High Income Fund.

See the Joint Proxy Statement/Prospectus for the Acquired Fund, which is incorporated by reference herein, and which includes further details on the acquisition.

Also, see Note 5 in the "Notes to Financial Statements" in the Annual Report to Shareholders for the period April 1, 2002 through March 31, 2003, for the State Street Research High Income Fund, which is incorporated by reference herein.